                                                                 EXHIBIT 10.2.20


                        SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (hereinafter referred to as the "Agreement") is made and entered into as of this 9th day of February, 1996 (the "Effective Date") by and between CHARMING SHOPPES, INC. (hereinafter Charming Shoppes, Inc. and its subsidiaries are referred to collectively as the "Company") and Philip Wachs (hereinafter referred to as the "Employee").

                                  WITNESSETH:

WHEREAS, the Company and the Employee have decided to terminate the employment relationship between the Employee and the Company effective as of February 9, 1996 and Employee has informed the Company that he will resign as Chief Operating Officer and as Chairman of the Board of Directors of the Company as of that date; and

WHEREAS, the parties hereto desire to resolve and settle amicably any and all disputes, differences and allegations arising either out of the aforementioned decisions and/or out of the Employee's employment with, or separation of employment from, the Company and/or claims regarding the Company's actions and/or inactions toward the Employee with respect to said employment or separation of employment:

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, the sufficiency of which is hereby acknowledged and which is expressly acknowledged to be in addition to anything of value which Employee is already entitled to
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receive, the Company and the Employee agree as follows:

1. This Agreement shall not constitute or be construed as a determination of liability of either the Company or the Employee on the merits of any claims, allegations, or disputes by or between the Company and the Employee, any such liability being expressly denied by the Company and by the Employee.

2. This Agreement shall not be construed as an admission by the Company or by the Employee of any liability whatsoever, nor as an admission by the Employee of any act of wrongdoing, nor an admission by the Company of any acts of wrongdoing and/or discrimination against the Employee on the part of either the Company or the officers, directors, employees, attorneys, or agents of the Company, any such acts by either party being expressly denied.

3. The Employee represents that he has not filed any Complaint or Charge of discrimination, breach of contract or unjust termination against the Company with any local, state, or federal agency or Court, that he will not do so at any time hereafter, and that if any agency or Court assumes jurisdiction of any Complaint or Charge on behalf of the Employee, he will formally petition such agency or Court to withdraw from the matter, if he initiated such action.
            The foregoing sentence shall not be applicable with respect to any action of any kind whatsoever taken by or on behalf of the Employee to enforce the provisions of this Agreement.
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4.          As material inducement to the parties to enter into this Agreement, the Employee, on behalf of himself, and his heirs, legatees, representatives, transferees and assigns, and the Company, on behalf of itself, successors and assigns, do hereby release, remise, and forever discharge the other, and, in the case of the Company, all of its affiliated and subsidiary companies, and any of its, or their, directors, officers, agents, employees, representatives, successors and assigns with respect to the following:

            (i) Any and all claims, liabilities, causes of actions of any kind whatsoever which either party may have against the other through and including the Effective Date. This general release is intended by both parties to be complete and comprehensive and shall be limited only by the specific provisions set forth in subparagraph (iii) below.

            (ii) In addition to the foregoing general release, the Employee specifically releases the Company from any and all claims, accounts, charges, actions, causes of actions, suits, debts, contracts or petitions alleging a violation of the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, or any violation of any federal, state or municipal law creating a cause of action in an employee, or former employee, or his representative, against his employer, or former employer.


            (iii) Notwithstanding the foregoing provisions of this paragraph 4, the following are specifically excluded from the scope of the release contained herein:

            A. All obligations required of the Employee or the Company which are specifically provided for under this Agreement;

            B. The Employee's right to receive accrued but unpaid benefits under any employee benefit plan maintained by the Company.

            C. The Employee's right to be indemnified, defended and held harmless under any indemnification provision applicable generally to past or present directors and officers of the Company.

5.          The parties further agree as follows:

            A. Resignation as Chief Operating Officer and Chairman of the Board of Directors: Upon the Effective Date, Employee resigns as Chief Operating Officer, Chairman of the Board of Directors, and as an Officer of the Company. Employee shall remain as a member of the Board of Directors of the Company for the remainder of his current term and shall be entitled to all of the rights and privileges customarily provided to Directors of the Company, provided that Employee shall not receive compensation for service on the Board of Directors during such period of time as he is receiving salary continuation payments in accordance with subparagraph 5.B. hereof.

            B. Salary Continuation: The Company will pay the Employee a sum of Two Million One Hundred Sixty Thousand Dollars and Ninety Six Cents ($2,160,000.96) in three hundred twelve (312) equal weekly installments of Six Thousand Nine Hundred Twenty-Three Dollars and Eight cents ($6,923.08). All such payments shall be reduced by withholding for the Employee's share of tax liabilities and the employee contribution for medical benefits as set forth in subparagraph 5.C. Payments under this subparagraph B. shall commence on the first
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                        Friday after the Effective Date and such payments to
                        cease after the 312th weekly payment. In the event there is a change in the frequency with which senior Executives of the Company are paid, salary continuation payments to the Employee will be changed in accordance therewith.

            C. Benefits: (1) The Company shall continue to provide to the Employee and his eligible dependents those benefits made available, from time to time, under the Company's health care insurance programs through February 28, 2002 as if Employee remained employed by the Company through such date, including, without limitation, medical insurance, dental insurance, vision insurance and prescription insurance. The parties acknowledge that Employee's rights arising under COBRA shall be unaffected by the provisions of this Agreement, and such rights shall be applicable commencing February 28,
                        2002.   (2) The Company shall provide Employee through
                        February 28, 2002 the benefits made available to other senior Executives of the Company under the "Perk Plan".
                        (3) The Company shall maintain, in full force and effect, the following split dollar life insurance policies: Manufacturer's Life Insurance Company (policy no. 5838216-9), Canada Life Assurance Company (policy no. 2635197), Chubb Life Insurance Company of America (policy no. 2119744) and Pacific Mutual Life Insurance Company (policy no. IA2283983-0). The Company agrees that it shall pay all premiums to maintain the same death benefit in effect on the Effective Date and in accordance with the Split Dollar Agreements executed between

                        Company and Employee or his designee, and that Company shall take no action with respect to any of the aforesaid insurance policies without the written permission of the Employee. The Company agrees that any other life insurance provided to Employee on the Effective Date, other than group term and life and group travel and accident insurance, shall be continued to be provided by the Company on the same terms and conditions as the aforesaid split dollar life insurance policies.

                               D. Car:  The Company will provide Employee with
                                  use of a Company car including insurance in accordance with the Company's Executive car policy in effect as of the Effective Date until February 28, 2002. Employee shall have the right to purchase from the Company the car he is using on February 28, 2002, at the average wholesale value of the car; and

                               E. Stock Options: (1) The Company and Employee
                                  hereby acknowledge that Employee was granted options to purchase (i) 60,000 shares of the Company's common stock at the exercise price of $.3333 per share under the Company's 1988 Key Employee Stock Option Plan and pursuant to a KESIP Exchange Stock Option Agreement dated January 10, 1989 between the Company and Employee (Grant No. 900071); (ii) 40,000 shares of the Company's common stock at the exercise price of $.50 per share under the Company's 1988 Key Employee Stock Option Plan and pursuant to a Key Employee Stock Option Agreement dated June 23, 1989 between the Company and Employee (Grant No. 900505);

                                  (iii) 480,000 shares of the Company's common
                                  stock at the exercise price of $4.50 per
                                  share under the Company' 1990 Employees'
                                  Stock Incentive Plan and pursuant to an
                                  Employee Stock Option Agreement dated March
                                  29, 1990 between the Company and Employee
                                  (Grant No. 200085); (iv) 100,000 shares of
                                  the Company's common stock at the exercise
                                  price of $6.1875 per share under the
                                  Company's 1990 Employees' Stock Incentive
                                  Plan and pursuant to an Employee Stock Option Agreement dated February 4,1991 between the Company and Employee (Grant No. 200187); (v) 90,000 shares of the Company's common stock at the exercise price of $.50 per share under the Company's 1988 Key Employee Stock Option Plan and pursuant to a Key Employee Stock Option Agreement dated December 5, 1991 between the Company and Employee (Grant No. 900843); (vi) 70,000 shares of the Company's common stock at the exercise price of $13.50 per share under the 1990 Employees' Stock Incentive Plan and pursuant to an Employee Stock Option Agreement dated February 3, 1992 between the Company and Employee (Grant No. 200246); (vii) 67,500 shares of the Company's common stock at the exercise price of $15.125 per share under the Company's 1993 Employees' Stock Incentive Plan and pursuant to a Stock Option Agreement dated April 7, 1993 between the Company and Employee (Grant No. 300099);
                                  (viii) 67,500 shares of the Company's common
                                  stock at the exercise price of $15.125 per
                                  share under the
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                                  Company's 1993 Employees' Stock Incentive
                                  Plan and pursuant to a
                                  Performance-Accelerated Stock Option
                                  Agreement dated April 7, 1993 between the
                                  Company and Employee (Grant No. (P30008);
                                  (ix) 105,000 shares of the Company's common stock at the exercise price of $11.125 per share under the Company's 1993 Employees' Stock Incentive Plan and pursuant to a Stock Option Agreement dated February 1, 1994 between the Company and Employee (Grant No. 300227); (x) 105,000 shares of the Company's common stock at the exercise price of $11.125 per share under the Company's 1993 Employees' Stock Incentive Plan and pursuant to a Performance- Accelerated Stock Option Agreement dated February 1, 1994 between the Company and Employee (Grant No. P30016);
                                  (xi) 115,000 shares of the Company's common stock at the exercise price of $6.00 per share under the Company's 1993 Employees' Stock Incentive Plan and pursuant to a Stock Option Agreement dated February 6, 1995 between the Company and Employee (Grant No. 300504); (xii) 115,000 shares of the
                                  Company's common stock at the exercise price of $6.00 per share under the Company's 1993 Employees' Stock Incentive Plan and pursuant to a Performance-Accelerated Stock Option Agreement dated February 6, 1995 between the Company and Employee (Grant No. P30018);

(2) Pursuant to said plans and agreements [set forth above as items (i) through
(xii)] the Employee has options to purchase stock which are exercisable as of the Effective Date as follows:

                                                          Grant Expiration Date
                          (a)         Grant No. 900071 -- 60,000 shares at
                          $.3333 per share -- November 28, 1998
                                  (b)         Grant No. 900505 -- 40,000 shares
                                  at $.50 per share -- June 7, 1999
                                  (c)         Grant No. 200085 -- 480,000
                                  shares at $4.50 per share -- March 29, 2000
                                  (d)         Grant No. 200187 -- 100,000
                                  shares at $6.1875 per share -- February 4,
                                  2001
                                  (e)         Grant No. 900843-- 60,000 shares
                                  at $.50 per share -- February 9, 2001
                                  (f)         Grant No. 200246 -- 70,000 shares
                                  at $13.50 per share -- Canceled
                                  (g)         Grant No. 300099 -- 27,000 shares
                                  at $15.125 per share -- Canceled
                                  (h)         Grant No. 300227 -- 42,000 shares
                                  at $11.125 per share -- Canceled
                                  (i)         Grant No. 300504 -- 23,000 shares
                                  at $6.00 per share -- February 6, 2005

Under the terms of the respective plans and agreements, the options set forth above as items (a) through (i) shall expire if not exercised by the Employee within 90 days of the Effective Date. The Company agrees to extend until the earlier of February 28, 2002 and the dates set forth beside each option grant under the caption "Grant Expiration Date", the time during which the options set forth above as items (a), (b), (c), (d), (e) and (i), shall be exercisable provided Employee timely executes amendments (to be prepared by the Company) to the respective stock option agreements to
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effectuate said extensions. The options set forth above as items (f), (g) and
(h)  are forfeited by Employee upon the Effective Date.

                        Pursuant to said plans and agreements [set forth above as items (i) through (xii)] the Employee has options to purchase stock which are scheduled to become exercisable as follows, provided Employee continued to be employed by the Company on the exercise date:

                                  (1)   Grant No. 900843 -- 30,000 shares at
                                        $.50 per share on December 5, 1996
(2)    Grant No. 300099 -- 13,500 shares at $15.1250 per share on April 7, 1996
(3)    Grant No. 300099 -- 13,500 shares at $15.1250 per share on April 7, 1997
(4)    Grant No. 300099 -- 13,500 shares at $15.1250 per share on April 7, 1998
(5)    Grant No. P30008 -- 13,500 shares at $15.1250 per share on April 7, 1998
(6)    Grant No. P30008 -- 13,500 shares at $15.1250 per share on April 7, 1999
(7)    Grant No. P30008 -- 13,500 shares at $15.1250 per share on April 7, 2000
(8)    Grant No. P30008 -- 13,500 shares at $15.1250 per share on April 7, 2001
(9)    Grant No. P30008 -- 13,500 shares at $15.1250 per share on April 7, 2002
                                                               (10)   Grant No.
                                                    300227 -- 21,000 shares at
                                                    $11.125 per share on
                                                    February 1, 1998
                                                    (11)   Grant No. 300227 --
                                                    21,000 shares at $11.125
                                                    per share on February 1,
                                                    1999
                                                    (12)   Grant No. P30016 --
                                                    21,000 shares at $11.125
                                                    per share on February 1,
                                                    1999
                                                    (13)   Grant No. P30016 --
                                                    21,000 shares at $11.125
                                                    per share on February 1,
                                                    2000
                                                    (14)   Grant No. P30016 -
                                                    -21,000 shares at $11.125
                                                    per share on February 1,
                                                    2001
                                                    (15)   Grant No. P30016 --
                                                    21,000 shares at $11.125
                                                    per share on February 1,
                                                    2002

                                                    (16)   Grant No. P30016 --
                                                    21,000 shares at $11.125
                                                    per share on February 1,
                                                    2003
                                                (17)   Grant No. 300504 --
                                                23,000 shares at $6.00 per
                                                share on February 6, 1997
                                                (18)   Grant No. 300504 --
                                                23,000 shares at $6.00 per
                                                share on February 6, 1998
                                                (19)   Grant No. 300504 --
                                                23,000 shares at $6.00 per
                                                share on February 6, 1999
                                                (20)   Grant No. 300504 --
                                                23,000 shares at $6.00 per
                                                share on February 6, 2000
                                                    (21)   Grant No.  P30018 --
                                                    23,000 shares at $6.00 per
                                                    share on February 6, 2000
                                                    (22)   Grant No.  P30018 --
                                                    23,000 shares at $6.00 per
                                                    share on February 6, 2001
                                                    (23)   Grant No.  P30018 --
                                                    23,000 shares at $6.00 per
                                                    share on February 6, 2002
                                                    (24)   Grant No.  P30018 --
                                                    23,000 shares at $6.00 per
                                                    share on February 6, 2003
                                                    (25)   Grant No.  P30018 --
                                                    23,000 shares at $6.00 per
                                                    share on February 6,2004

                        The options listed in items (2), (3), (4), (5), (6),
(7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (21), (22), (23), (24)
and (25) are forfeited upon the Effective Date.

                        The Company agrees to allow the options listed in items
                        (1), (17), (18), (19) and (20) to become exercisable on
                        the dates on which they were scheduled   and all such
                        grants shall be exercisable under the conditions they were exercisable in accordance with the original option agreements pursuant to which said grants were issued and to extend the said exercise date until February 28, 2002 with respect to the options listed in items
                        (17), (18), (19) and (20) and until February 9, 2001
                        with respect to the options listed in item (1) above provided Employee timely executes amendments (to be prepared by the Company) to the respective stock option agreements to effectuate said extensions. Employee acknowledges that while he remains a member of the Company's Board of Directors he will be subject to the Company's various policies that generally apply to members of the Company's Board of Directors and that should he cease to be a member of the Company's Board of Directors he will nevertheless contact the Company's General Counsel prior to the sale of stock subject to this Agreement so that the General Counsel can advise Employee on the possible impact on the Company of said sale at that time.

            F. Expenses: The Company further agrees to provide the Employee with reimbursement of those expenses that Employee has actually incurred in performing his duties as an employee of the Company through the close of business on the last day of Employee's employment by the Company which have not previously been reimbursed provided that Employee submits a final expense report to Anthony A. DeSabato on a date no later than April 1, 1996.

            G. Associate Discount: Employee shall retain the right to utilize the Company's associate discount on purchases at Company stores through February 28, 2002.

6. The Employee, upon execution of this Agreement, and for and in consideration of the promises and obligations contained herein, agrees as follows:

            A. The Employee hereby acknowledges his resignation as an employee, as an officer, as Chief Operating Officer, and as Chairman of the Board of Directors effective close of business on the effective date of this Agreement and Employee expressly and specifically waives any claim for, and agrees not to seek employment, reemployment, or reinstatement with the Company and Employee expressly and specifically waives and agrees not to seek any costs or attorney's fees from the Company in connection with his termination of employment except that Company shall reimburse Employee a sum, not to exceed Three Thousand Dollars ($3,000), for fees paid to Employee's attorney in connection with the preparation of this Agreement; and

            B. The Employee agrees that, on or before the close of business on the effective date of this Agreement, he will return to the Company all company property in his possession other than minor or incidental items and other than the Company car which he will be permitted to use in accordance with the provisions of subparagraph 6.D.; and

            C. The Employee agrees that, on or before the close of business on the effective date of this Agreement, he will return to the Company any and all Company credit cards in his possession; and

            D. The Employee further agrees not to use or cause to be used for the Employee's own benefit or for the benefit of any third parties or to disclose to any third party in any manner, directly or indirectly without the express prior written consent of the Chief Executive Officer of the Company, any confidential or proprietary information or trade secrets of or relating to the business of the Company except that which is public knowledge or has been released by the Company to third parties; and

            E. The Employee further agrees that prior to February 28, 2002, he will not contact or cause to be contacted regarding their employment, discuss their employment with, solicit for or cause to be solicited for their employment, any individual who was a employee of the Company on the Effective Date without prior written consent of the Executive Vice President of Human Resources.

7. The parties hereto agree and acknowledge that this Agreement shall not be interpreted to render either party to be a prevailing party for any purpose, including but not limited to, an award of attorney's fees under any statute or otherwise.

8. The parties hereto agree that, if the Employee dies prior to February 28, 2002, any amounts payable to him or any other benefits accruing to him under this Agreement including, without limitation, the stock options referred to under subparagraph 5.E., shall be paid to or inure to the personal representatives of his estate.

9. The parties hereto acknowledge that this Agreement constitutes the entire Agreement between the parties, and that it fully supersedes any and all prior agreements or understandings (other than the aforesaid split dollar agreements and stock option agreements which shall remain in full force and effect) pertaining to Employee's employment with, and termination of employment from, the Company, and that the consideration set forth in this Agreement constitutes the entire consideration, financial or otherwise, to be made by the Company to the Employee including salary, severance, bonus, vacation, benefits, costs, stock grants or grants of stock options, or any other payments, other than: (1) payment of Employee's regular pay through the last day of his employment by the Company which will be paid in accordance with the Company's regular payroll procedures, and (ii) other than distribution of any funds in Employee's 401(k) and Profit Sharing Plan.

10. The parties acknowledge that they have not been induced to enter into this Agreement as to any representations or statements, oral or written, not expressly contained herein, nor expressly incorporated by reference. The parties further agree that they have freely and voluntarily entered into this Agreement, and have done so after having consulted with an attorney.

11. No waiver, alterations, or modifications of any of the provisions of this Agreement shall be binding unless made in writing and signed by both the Employee and a duly authorized representative of the Company.

12. If any provision of this Agreement is held by a Court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

13. Notwithstanding any language herein to the contrary, the release and discharge of rights and claims arising under the Age Discrimination in Employment Act of 1967 does not include any waiver of rights or claims that may arise after the date this Agreement is executed.

14. Both the Employee and the Company agree that the Employee has been advised in writing to consult with an attorney prior to executing this Agreement and the Employee acknowledges that he has done so to the extent that he deems to be appropriate.

15.         Employee acknowledges that he has been given a period of twenty-one
            (21) days within which to consider whether he wishes to enter into this Agreement before signing it.

16. Within seven (7) days following the execution of this Agreement, Employee may revoke this Agreement by providing written notice to the Company, and until the revocation period has expired, this Agreement shall not become effective or enforceable. Any written notice required under this Agreement shall be effective if delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid, as follows:

                   If to the Company:   Charming Shoppes, Inc.
                                        3750 State Road
                                        Bensalem, PA  19020
                                        Attn:  Anthony A. DeSabato
                                        Executive Vice President

If to the Employee:
            Philip Wachs
                                        464 Conshohocken State Road
                                        Bala Cynwyd, PA  19004

            With a copy to:             Matthew H. Kamens, Esquire
                                        Wolf, Block, Schorr and Solis-Cohen
                                        111 South 15th Street
                                        Philadelphia, PA  19102

            Either party may change the address to which notice is required to be given under this Agreement by giving notice thereof in the manner required hereinabove.

17. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

18. The Company represents to the Employee that the person executing this Agreement on behalf of the Company has the authority to do so.

19. The subject matter of this Agreement shall remain strictly confidential and may be disclosed only on a "need to know basis" to those agents of the parties required for its implementation or for tax or financial reporting purposes or as may be required by any laws or regulations. The Company agrees to review with Employee, in advance of its release, any press release regarding Employee's termination of employment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day ad year written beneath their respective signatures.

FOR THE C0MPANY:                                    FOR THE EMPLOYEE:

- ----------------------------                        ----------------------------
Anthony A. DeSabato, Esquire                        Philip Wachs
Executive Vice President/
Corporate Director Human Resources

As of 2/9/96                                        As of 2/9/96
Date                                                 Date

TDS/rej